UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2025

CVRx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40545	41-1983744
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9201 West Broadway Avenue, Suite 650

Minneapolis, MN 55445

(Address of principal executive offices) (Zip Code)

(763) 416-2840

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CVRX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On January 13, 2025, CVRx, Inc. (the “Company”) issued a press release announcing certain preliminary financial results for the fourth quarter and fiscal year ended December 31, 2024. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 2.02, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

As disclosed above, on January 13, 2025, the Company issued a press release announcing preliminary financial results for the fourth quarter and fiscal year ended December 31, 2024.

Fourth Quarter 2024

Total revenue for the fourth quarter of 2024 is expected to be in the range of approximately $15.2 million to $15.3 million, representing an increase of approximately 35% over fourth quarter 2023 revenue of $11.3 million. Total revenue generated in the fourth quarter of 2024 is expected to be comprised of approximately $14.2 million to $14.3 million in U.S. revenue and $1.0 million in European revenue.

For the three months ended December 31, 2024, the Company issued 869,059 shares of common stock for gross proceeds of $12.8 million under its at-the-market offering.

Full Year 2024

Total revenue for full year 2024 is expected to be in the range of approximately $51.1 million to $51.2 million, representing an increase of approximately 30% over full year 2023 revenue of $39.3 million. Total revenue generated in 2024 is expected to be comprised of approximately $47.0 to $47.1 million in U.S. revenue and $4.1 million in European revenue.

As of December 31, 2024, the Company had a total of 223 active implanting centers in the U.S., as compared to 208 as of September 30, 2024. The number of sales territories in the U.S. increased by three to a total of 48 during the three months ended December 31, 2024.

As of December 31, 2024, cash and cash equivalents were $105.9 million.

The foregoing estimated financial results for the fourth quarter and full year 2024 are preliminary, unaudited and represent the most recent current information available to Company management. The Company’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures and final adjustments. The Company expects to issue full financial results for the fourth quarter and full year 2024 in early February 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release of CVRx, Inc., dated January 13, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVRx, Inc.

Date: January 13, 2025	By:	/s/ Jared Oasheim
Name: Jared Oasheim
Its: Chief Financial Officer

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